UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2011

QCR Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-22208

Delaware	42-1397595
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

3551 Seventh Street
Moline, Illinois 61265
(Address of principal executive offices, including zip code)

(309) 743-7721
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the ExchangeAct (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the ExchangeAct (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 4, 2011, the Company held its annual meeting of stockholders in Bettendorf, Iowa.  Of the 4,705,666 shares of common stock issued and outstanding as of the record date for the meeting, 3,865,726 shares were represented at the meeting in person or by proxy, constituting approximately 82% of the outstanding shares.  At the meeting, the stockholders approved all of the director nominees and each of the proposals presented.

The final results of voting on each of the matters submitted to a vote of stockholders during the annual meeting are as follows:

1.	The election of four Class III directors until the regular annual meeting of stockholders in 2013 and until their successors are elected and have qualified:

Name	Votes For	Votes Withheld
John K. Lawson	2,379,300	64,578
Ronald G. Peterson	2,381,655	62,223
John D. Whitcher	2,380,642	63,236
Marie Z. Ziegler	2,381,655	62,223

2.	The approval of a non-binding, advisory proposal on the compensation of certain executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,327,478	97,836	18,564	1,421,848

3.	The approval of an amendment to the 2005 Deferred Income Plan to increase the maximum number of shares that may be delivered to the participants under the plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,294,196	118,920	30,762	1,421,848

4.	The approval and ratification of the appointment of McGladrey & Pullen, LLP as QCR Holdings’ independent registered public accounting firm for the fiscal year ending December 31, 2011:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,839,511	15,098	11,117

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QCR Holdings, Inc.

Dated: May 5, 2011	By:	/s/ Douglas M. Hultquist
Douglas M. Hultquist
President and Chief Executive Officer